FHLBANK TOPEKA ANNOUNCES SECOND QUARTER 2014 OPERATING RESULTS

July 29, 2014 - FHLBank Topeka (FHLBank) announces its second quarter 2014 operating results. FHLBank is reporting net income computed in accordance with U.S. generally accepted accounting principles (GAAP) of $28.6 million for the quarter ended June 30, 2014, compared to net income of $28.8 million for the quarter ended June 30, 2013. For the six months ended June 30, 2014 and 2013, FHLBank is reporting net income of $50.8 million and $53.5 million, respectively. FHLBank expects to file its Form 10-Q for the quarter ended June 30, 2014, with the Securities and Exchange Commission (SEC) on or about August 8, 2014.

President’s Comments
"FHLBank Topeka is pleased to report outstanding earnings for the second quarter," said Andy Jetter, president and CEO. “With the completion of our capital management changes, our steady growth in retained earnings and our long record of excellent earnings performance, we were able to increase the dividend on Class B stock for the second quarter to 5 percent per annum as well as announce our expectation of a 6 percent per annum Class B stock dividend for the third quarter. We are excited that our members are able to directly benefit from the FHLBank’s superior financial performance through the dividend on their Class B stock.”

GAAP Net Income
Net income computed in accordance with GAAP decreased by $0.2 million for the second quarter of 2014 compared to the second quarter of 2013, while net income for the six months ended June 30, 2014 decreased by $2.7 million compared to the six months ended June 30, 2013. The following items factored into the decreases in both periods:

▪
FHLBank’s largest source of revenue, net interest income before loan loss provision, increased $4.3 million, or 8.2 percent, in the second quarter 2014 compared to the same period of 2013 and increased $6.7 million, or 6.4 percent in the first six months of 2014 compared to the same period of 2013 despite declines in interest income on investments and advances, and a decline in prepayment fees on terminated advances for both periods. The net increase in both periods was due primarily to: (1) a decrease in the overall cost of borrowing compared to the prior year as some relatively high-rate debt matured or was called in late 2013; and (2) an increase in the average yield on mortgage loans. The increase in long-term interest rates led to a decrease in mortgage loan prepayments and related premium amortization, which increased the yield on mortgage loans. These factors resulted in an increase in the net interest margin for the second quarter 2014 to 0.69 percent, compared to 0.59 percent for the same period in 2013, and an increase in the net interest margin for the first six months of 2014 to 0.68 percent, compared to 0.60 percent for the same period in 2013.

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The FHLBank experienced a reversal of credit losses on mortgage loans as a result of continued improvement in the housing market along with refinements to our allowance for credit loss methodology, which resulted in an increase in net interest income after mortgage loan loss provision of $1.7 million for the second quarter of 2014 compared to the same period of 2013, and an increase in net income of $3.3 million for the six months ended June 30, 2014, compared to the same period of 2013.

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These increases in net interest income, however, were offset by net losses on derivatives and trading securities. Net losses increased by $6.3 million for the second quarter of 2014 compared to the same period of 2013, and increased by $12.9 million for the six months ended June 30, 2014, compared to the same period of 2013. The losses on derivatives were primarily the result of fair value declines on interest rate caps. Losses on trading investments, primarily swapped securities, declined for both periods reducing the negative impact of the derivative losses on net income.

GAAP Income versus Adjusted Income and Adjusted Return on Equity
FHLBank’s second quarter 2014 adjusted income (defined below), which excludes fair value changes in derivative and trading securities as well as prepayment fees on terminated advances, increased from the same period of 2013. The increase correlates with the increase experienced in GAAP net interest income before loan loss provision noted above.

Adjusted income is a non-GAAP measure used by management to evaluate the quality of its ongoing earnings. FHLBank management believes that the presentation of income as measured for management purposes enhances the understanding of FHLBank’s performance by highlighting its underlying results and profitability. By removing volatility created by fair value fluctuations and items such as prepayment fees, FHLBank can compare longer-term trends in earnings that might otherwise be indeterminable.

	Three Months Ended		Six Months Ended
	06/30/2014	06/30/2013	06/30/2014	06/30/2013
Calculation of Adjusted Income:	(Amounts in thousands) Unaudited		(Amounts in thousands) Unaudited
Net Income, as reported under GAAP for the period	$28,580	$28,833	$50,847	$53,481
Affordable Housing Program (AHP) assessments	3,177	3,204	5,652	5,944
Income (loss) before AHP assessments	31,757	32,037	56,499	59,425
Derivative-related and other excluded items[1]	5,601	(1,584)	14,736	824
Adjusted income (a non-GAAP measure)[2]	$37,358	$30,453	$71,235	$60,249

[1]
Consists of fair value changes on derivatives and hedging activities (excludes net interest settlements on derivatives not qualifying for hedge accounting) and trading securities as well as prepayment fees on terminated advances.

[2]
Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, FHLBank has procedures in place to calculate these measures using the appropriate GAAP components. Although these non-GAAP measures are frequently used by FHLBank’s stakeholders in the evaluation of our performance, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

FHLBank uses adjusted return on equity (ROE) (a non-GAAP measure) compared to the average overnight Federal funds rate as a key measure of effective utilization and management of members’ capital. The increase in adjusted ROE spread was a result of the increase in net interest margin and the change in capital requirements and management practices that went into effect during the second quarter of 2014. The impact of the increase in net interest margin correlates with the increase in adjusted income because it excludes the volatility in fair values mentioned above. The changes in our capital stock activity requirement for advances coupled with the repurchase of a significant amount of excess stock during the first six months of 2014 is the primary cause of a decrease in average GAAP total capital of 19.1 percent and 8.7 percent for the three and six months ended June 30, 2014, respectively, when compared to the same periods in 2013.

	Three Months Ended		Six Months Ended
	06/30/2014	06/30/2013	06/30/2014	06/30/2013
Calculation of Adjusted ROE Spread:	(Amounts in thousands) Unaudited		(Amounts in thousands) Unaudited
Average GAAP total capital for the period	$1,533,369	$1,897,299	$1,685,529	$1,845,813
ROE, based upon GAAP net income	7.48%	6.10%	6.08%	5.84%
Adjusted ROE, based upon adjusted income[1]	9.77%	6.44%	8.52%	6.58%
Average overnight Federal funds effective rate	0.09%	0.12%	0.08%	0.13%
Adjusted ROE as a spread to average overnight Federal funds effective rate[1]	9.68%	6.32%	8.44%	6.45%

[1]
Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, FHLBank has procedures in place to calculate these measures using the appropriate GAAP components. Although these non-GAAP measures are frequently used by FHLBank’s stakeholders in the evaluation of our performance, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

As part of evaluating its financial performance, FHLBank adjusts net income reported in accordance with GAAP for the impact of: (1) AHP assessments (equivalent to an effective minimum income tax rate of 10 percent); (2) fair value changes on derivatives and hedging activities (excludes net interest settlements related to derivatives not qualifying for hedge accounting); and (3) other items excluded because they are not considered a part of our routine operations or ongoing business model, such as prepayment fees, gain/loss on retirement of debt, gain/loss on mortgage loans held for sale and gain/loss on securities. The result is referred to as “adjusted income,” which is a non-GAAP measure of income. Adjusted income is used to compute an adjusted ROE that is then compared to the average overnight Federal funds effective rate, with the difference referred to as adjusted ROE spread. Because FHLBank is primarily a “hold-to-maturity” investor and does not trade derivatives, management believes that adjusted income, adjusted ROE and adjusted ROE spread are helpful in understanding its operating results and provide a meaningful period-to-period comparison in contrast to GAAP net income, ROE based on GAAP net income and ROE spread based on GAAP net income, which can vary significantly from period to period because of fair value changes on derivatives and certain other items that management excludes when evaluating operational performance because the added volatility does not provide a consistent measurement analysis.

Derivative and hedge accounting affects the timing of income or expense from derivatives, but not the economic income or expense from these derivatives when held to maturity or call date. For example, interest rate caps are purchased with an upfront fixed cost to provide protection against the risk of rising interest rates. Under derivative accounting guidance, these instruments are then marked to fair value each month, which can result in recognition of significant gains and losses from period to period, producing volatility in FHLBank’s GAAP net income. However, the sum of such gains and losses over the term of a derivative will equal its original purchase price if held to maturity. At June 30, 2014, the carrying value of FHLBank’s interest rate caps used to hedge adjustable rate mortgage-backed securities with embedded caps was $21.2 million. Because of the monthly mark to fair value on the caps, FHLBank’s GAAP net income will continue to be subject to volatility as both gains and losses on the caps are likely to be recorded in future periods.

In addition to impacting the timing of income and expense from derivatives, derivative accounting also impacts the presentation of net interest settlements on derivatives and hedging activities. This presentation differs under GAAP for economic hedges compared to hedges that qualify for hedge accounting. Net interest settlements on economic hedges are included with the economic derivative fair value changes and recorded in net gain (loss) on derivatives and hedging activities while the net interest settlements on qualifying fair value or cash flow hedges are included in net interest margin. Therefore, only the economic derivative fair value changes and the ineffectiveness for qualifying hedges included in the net gain (loss) on derivatives and hedging activities are removed to arrive at adjusted income (i.e., net interest settlements on economic hedges, which represent actual cash inflows or outflows and do not create fair value volatility, are not removed).

Attached are highlights of FHLBank’s financial position and results of operations for the three and six months ended June 30, 2014 and 2013. FHLBank’s Form 10-Q for the quarter ended June 30, 2014, will be available on the SEC website (www.sec.gov), as well as FHLBank’s website (www.fhlbtopeka.com), as soon as FHLBank files the Form 10-Q with the SEC on or about August 8, 2014.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “believe,” “will,” “likely,” “continue,” “strive” or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: political events, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors; regulatory actions and determinations, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in the U.S. government’s long-term debt rating and the long-term debt rating of FHLBank and/or other Federal Home Loan Banks; changes in demand for advances or consolidated obligations of FHLBank and/or of the FHLBank System; effects of derivative accounting treatment, OTTI accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments; volatility of market prices, rates and indices and the timing and volume of market activity; changes in FHLBank’s capital structure; membership changes, including changes resulting from member failures, mergers or changes in principal place of business; soundness of other financial institutions, including FHLBank’s members, nonmember borrowers and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank’s members or nonmember borrowers or collateral pledged by derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including the availability of other sources of funding for members; the willingness of members to do business with FHLBank; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; and adverse developments or events affecting or involving other FHLBanks, housing GSEs or the FHLBank System in general. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made, and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	06/30/2014	12/31/2013	06/30/2013
Financial Position
Investments[1]	$8,774,310	$8,704,552	$10,720,934
Advances	17,449,516	17,425,487	18,817,468
Mortgage loans held for portfolio, net	6,090,846	5,949,480	5,958,984
Total assets	33,320,873	33,950,304	35,708,766
Deposits	776,902	961,888	918,360
Consolidated obligations, net[2]	30,868,940	30,946,529	32,487,699
Total liabilities	31,859,399	32,149,084	33,808,148
Total capital stock	877,592	1,252,249	1,404,501
Retained earnings	599,999	567,332	518,306
Total capital	1,461,474	1,801,220	1,900,618

Regulatory capital[3]	1,482,110	1,824,345	1,928,217

	Three Months Ended		Six Months Ended
	06/30/2014	06/30/2013	06/30/2014	06/30/2013
Results of Operations
Interest income	$105,967	$110,429	$211,828	$223,203
Interest expense	49,668	58,411	101,035	119,101
Net interest income before loan loss provision	56,299	52,018	110,793	104,102
Provision (reversal) for credit losses on mortgage loans	(2,109)	(416)	(1,814)	1,531
Net other-than-temporary impairment losses on held-to-maturity securities recognized in earnings	(62)	(73)	(423)	(152)
Net gain (loss) on trading securities	(5,678)	(21,223)	(11,012)	(30,919)
Net gain (loss) on derivatives and hedging activities	(10,354)	11,525	(24,333)	8,467
Other income	2,941	2,497	5,942	4,856
Other expenses	13,498	13,123	26,282	25,398
Income before assessments	31,757	32,037	56,499	59,425
AHP assessments	3,177	3,204	5,652	5,944
Net income	28,580	28,833	50,847	53,481

Net interest margin[4]	0.69%	0.59%	0.68%	0.60%
Weighted average dividend rate[5]	4.22%	2.48%	3.29%	2.44%

[1]	Investments include held-to-maturity securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.

[2]	Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.

[3]
Regulatory capital is defined as the sum of FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B stock plus the amount of FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.

[4]	Net interest income as a percentage of average earning assets.

[5]	Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.